Information Regarding Joint Filers

Designated Filer of Form 3:             Sony Music Entertainment Inc.

Date of Event Requiring Statement:      9/6/00

Issuer Name and Ticker Symbol:          eUniverse, Inc. (EUNI)

Joint Filer Names and addresses:

Sony Corporation of America, 550 Madison Avenue, New York, New York 10022.

Sony Music Entertainment Inc., 550 Madison Avenue, New York, New York 10022.

550 Digital Media Ventures Inc., 550 Madison Avenue, New York, New York 10022.

Signatures:


SONY CORPORATION OF AMERICA

By:    /s/
       -------------------------------------
Name:  Steve Kober
Title: Senior Vice President and Controller


SONY MUSIC ENTERTAINMENT INC.

By:    /s/
       -------------------------------------
Name:  Frank Crimmins
Title: Senior Vice President and Controller


550 DIGITAL MEDIA VENTURES INC.

By:    /s/
       -------------------------------------
Name:  Mark Eisenberg
Title: Senior Vice President and General Counsel